Exhibit 10.2

EXECUTION VERSION

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is effective as of January 19, 2016 and amends that certain Purchase and Sale Agreement dated as of December 9, 2015, by and between Abiomed, Inc., a Delaware corporation, as purchaser (“Purchaser”) and Thibeault Nominee Trust, a Massachusetts nominee trust, as seller (“Seller”) (as so amended, the “Existing Agreement”).  All defined terms used herein and not otherwise defined herein shall have the meanings set forth in the Existing Agreement.

WHEREAS, Purchaser and Seller desire to amend the Existing Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants and consideration set forth herein, all of which is duly acknowledged, notwithstanding anything to the contrary contained in the Existing Agreement, Seller and Purchaser hereby agree as follows:

1.	Inspection Period. Each of the following definitions in Section 1.1 of the Existing Agreement is deleted in its entirety and respectively replaced by the following:

“Inspection Period” shall mean the period commencing on the first Business Day after the Effective Date and expiring on Tuesday, April 19, 2016, or such earlier date as designated by Purchaser at any time upon not less than five (5) Business Days’ prior written notice to Seller.

“Closing Date” shall mean the date that is five (5) Business Days after the expiration of the Inspection Period.

2.	Miscellaneous.
a.

This Amendment is an amendment and supplement to the Existing Agreement.  Except as specifically amended by this Amendment, the Existing Agreement is, and continues to be, in full force and effect as in effect prior to the date hereof.

b.	In the event of any inconsistency between this Amendment and the terms and provisions contained in the Existing Agreement, the terms and provisions of this Amendment shall control.
c.	The Existing Agreement (as amended hereby) may not be further modified, amended or supplemented except in a writing signed by Purchaser and Seller.
d.

The headings and captions of the various subdivisions of this Amendment are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

e.

This Amendment may be executed by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts executed and exchanged by electronic mail transmission shall be fully enforceable.

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IN WITNESS WHEREOF, Seller and Purchaser have caused this Amendment to be executed as of the date first written above.

PURCHASER:

ABIOMED, INC.,
a Delaware corporation

By:	/s/ Stephen C. McEvoy
Name: Stephen C. McEvoy
Its: Vice President, General Counsel and Secretary

SELLER

Thibeault Nominee Trust

By:	/s/ Leo C. Thibeault, Jr.
Name: Leo C. Thibeault, Jr.
Its: Trustee